EXHIBIT 10(I)


                           RESORT CLUB INVENTORY TRUST

         THIS TRUST DECLARATION is made effective as of the 15th day of June, 1999 by the Resort Club, Inc., a New Jersey Corporation, with a principal place of business at Route 94, Vernon, New Jersey (referred to herein as the "Settlor") Comet Management, L.L.C., of 2 Craig Road, Vernon, New Jersey (the "Trustee") and Resort Club Fulfillment Corporation, a Delaware corporation with a principal place of business at Route 94, Vernon, New Jersey (the "Manager").

                                    ARTICLE I

                                    RECITALS
                                    --------

         WHEREAS, the Settlor has acquired fee title, leasehold interests or right to use interests in certain amenities and accommodations and has entered into Membership Agreements granting certain rights to use such amenities and accommodations, and intends to continue to acquire such amenities and/or accommodations and to sell Memberships Agreements related thereto;

         WHEREAS, Settlor and Trustee desire to protect the interests of the purchasers of Membership Agreements for the period of time during which the members have a right to use the amenities or accommodations;

         NOW THEREFORE, the Settlor and the Trustee enter into this Trust Declaration for the purposes herein set forth and pursuant to which the Trustee will hold the amenities and/or accommodations transferred to it contemporaneously herewith and any property which may hereafter be included in this Trust subject to the terms of this Trust Declaration.

                                  NAME OF TRUST
                                  -------------

         The Trust hereby created shall be known as the RESORT CLUB INVENTORY TRUST ("Trust" hereinafter) and under that name, so far as legal, convenient and practicable, shall all assets be owned by the Trust and shall all instruments in writing by the Trust be executed.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         For the purpose of this Trust the following terms and expressions shall have the meaning set forth below:

         Section 2.1. Accommodation Rights: The right to reserve and occupy a unit or unit type during a designated week, or portion thereof, in accordance with the member's available point values and rules and regulations governing reservations, and subject to the terms of the applicable Membership Agreements.

         Section 2.2. Annual Membership Dues: Annual fee paid by Club Members for their prorata share of annual maintenance and operating expenses, including reserves, which may be increased annually in accordance with the applicable Membership Agreements.

         Section 2.3. Annual Occupancy Point Value: Total points attributed to full occupancy of a particular accommodation for an entire year.

         Section 2.4. Club Members: Purchasers obligated and acquiring rights under a Membership Agreement (also referred to herein as "Members").

         Section 2.5. Inventory: Fully furnished and equipped accommodations and amenities as described in Exhibit "A" attached hereto and made a part hereof.


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


         Section 2.6. Manager: Resort Club Fulfillment Corporation, a Delaware corporation entrusted with the management and the orderly and efficient administration of the Club for the individual Club Members.

         Section 2.7. Membership Agreements: Contracts by which purchasers acquire Club Memberships at the Resort Club at Great Gorge ("Great Gorge") and Brigantine Beach Club and Palmas Del Mar, Puerto Rico, and any other locations which may be added to this Trust which entitle the purchasers to enjoy certain recreational facilities, amenities and accommodations.

         Section 2.8. Memberships: Rights to use certain amenities and accommodations over a given period of time, as evidenced by a Membership Agreement.

         Section 2.9. Points: The symbolic unit of measure representing the membership interest. Point values attributed are assigned to the use of amenities and accommodations pursuant to the Membership Agreement.

         Section 2.10. Settlor: The Resort Club, Inc., a New Jersey corporation.

         Section 2.11. Special Assessments: Any fee charged to Club Members other than the Annual Membership Dues.

         Section 2.12. Substitute Accommodation: An accommodation unit to be added to this Trust in replacement of an existing accommodation, which substitution is made according to the provisions hereof.

         Section 2.13. Substitute Amenity: An amenity or facility made available to the members in replacement of an existing amenity, which substitution is made according to the provisions hereof.

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


         Section 2.14. Trust Estate or Trust Property: All real and personal property, contract rights and general intangibles conveyed to this Trust and all appurtenant rights and all substitution replacements or proceeds.

         Section 2.15. Trustee: Comet Management, L.L.C. and any successor trustee appointed as permitted in this Trust instrument.

         Section 2.16. Unless otherwise expressly provided herein or unless the context otherwise requires, the following general definitions will apply to the terms and expressions used in this Trust:

         (a) Each definition hereinbefore stated applies equally to the singular and the plural forms of the term or express defined;

         (b) Any reference to a document or exhibit is to such document or exhibit as originally executed, or, if modified, amended or supplement to such document as so modified, amended or supplemented and in effect at the relevant times of reference thereto;

         (c) The words herein, hereof, hereunder and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision of this Trust Agreement; and

         (d) A pronoun in one gender includes and applies to the other gender as well.

                                   ARTICLE III

                            THE TRUST AND ITS PURPOSE
                            -------------------------

         Section 3.1. The sole purpose of this Trust is to receive and hold title to certain accommodations, contract rights and general intangibles conveyed to the Trust by or at the direction of the Settlor, to preserve and protect the Trust Estate, and to bill, assess, collect and disburse all dues and assessments of every nature from Club members. This Trust is not established to engage in a business or to generate a profit. This Trust has been established to make available to the Club Members the Inventory described in Exhibit "A" attached hereto and made a part hereof (hereinafter "Exhibit A") and to secure the benefits, rights and interests of Club Members for a period of time which at a minimum will equal the duration of the longest running Membership Agreement as the same may be modified, amended, extended or supplemented. Trustee holds legal title to the Inventory by virtue of a deed from the Settlor dated of even date. The use of the Inventory by the Club Members is subject to compliance by those Club Members with the rules and regulations of the membership program, and payment of fees and dues required under the Membership Agreements, and where applicable, compliance by individual Club Members with the requirements of any lender (or assignee of such lender) having financed the Club Member's purchase under the Membership Agreement.

         Section 3.2. All of the rights and powers in and with respect to the Trust Property described in Article IV hereof shall vest in the Trustee, as Trustee of this Trust, in trust to exercise, manage, and administer the same for the benefit of the Club Members.

         Section 3.3. It is expressly declared that a trust and not a partnership is hereby created to protect the interests of the Club Members under the Membership Agreements and that the Club Members are neither partners nor associates nor in any other relationship whatsoever with respect to the Settlor, the Trustee and the Trust Property and that the Club Members do not own any legal or equitable title to the Trust Property nor do they have the right to any distributions upon sale of such property. This Trust is not intended to be a business trust.

                                   ARTICLE IV

                               THE TRUST PROPERTY
                               ------------------

         Section 4.1. The Settlor hereby transfers to the Trust (i) the exclusive right to use the Inventory and (ii) the rights and privileges to use recreational facilities and amenities for which Settlor has contracted, in common with others entitled thereto, at the Resorts known as The Resort at Great Gorge, Vernon, New Jersey, Brigantine Beach Club in Brigantine, New Jersey and Palmas Del Mar, Puerto Rico. Additional real estate interests may be transferred to the Trust. Under the terms of this Trust Agreement, Settlor will exercise no control over the Inventory and, without limiting the generality of the foregoing, shall not convey, sell, pledge or borrow against any of the Units defined as Inventory hereunder or against any of the Trust Estate. Nothing herein shall limit the rights of the Trust to accept Substitute Accommodations or Substitute Amenities from the Settlor as set forth herein, provided that the point values attributable to the Substitute Accommodations or Substitute Amenities are reasonably equivalent to the Accommodations or Amenities being replaced.

                                    ARTICLE V

                                   THE TRUSTEE
                                   -----------

         Section 5.1. The Trustee hereof shall be appointed by the Settlor, and the name and address of the initial Trustee is: Comet Management, L.L.C., 2 Craig Road, Vernon, New Jersey 07462. The Trustee may be removed with or without cause by the Settlor on thirty (30) days written notice, and Settlor shall, in the event the Trustee is removed or resigns as set forth hereinafter, appoint a successor Trustee and such person shall then be and become such Trustee, and shall be vested with the title to the Trust Property without the necessity of any act of transfer or conveyance. If for any reason any vacancy in the office of Trustee shall continue for more than thirty (30) days and if such vacancy shall not be filled in the manner above provided, a Trustee or Trustees to fill such vacancy may be appointed by a court of competent jurisdiction upon the application of the Manager, Club Members and notice to Settlor given in accordance with the notice provisions hereof.

         Section 5.2. Any Trustee may resign at any time by giving thirty (30) days written notice signed and acknowledged and delivered to Settlor and to the Manager and the vacancy shall be filled by appointment of a new Trustee by the Settlor, as set forth in Section 5.1 above.

         Section 5.3. No Trustee named or appointed as hereinbefore provided whether as original Trustee or as successor to or as substitute for another, shall be obligated to give any bond or surety or other security for the performance of any of its duties hereunder.

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


         Section 5.4. The Trustee shall be entitled to indemnity out of the Trust Property against any and all liability incurred by the Trustee in the execution of any and all instruments, including without limiting the generality of the foregoing, liabilities in contract, tort and environmental actions, and liabilities for damages, penalties and fines; except that Trustee shall not be entitled to such indemnity by reason of trustee's willful misconduct, willful malfeasance and gross negligence. The Trustee shall not under any circumstances or in any event, be held liable or accountable out of the Trustee's personal assets or be deprived of compensation by reason of any action taken, suffered or omitted in good faith or be so liable or accountable for more money or other property than actually received, or be so liable, accountable or deprived by reason of honest errors of judgment or mistakes of fact or law or by reason of anything except the Trustee's own personal willful misconduct, willful malfeasance, and gross negligence or willful defaults.

                                   ARTICLE VI

                        POWERS AND DUTIES OF THE TRUSTEE
                        --------------------------------

         The powers of the Trustee are the following:

         Section 6.1. The Trustee shall hold the Trust Property in the same form in which it was received without liability for any loss resulting therefrom. The Trustee acknowledges that the initial Trust Estate is subject to certain liens or encumbrances as set forth on Exhibit "B" (the "Permitted Encumbrances").

         Section 6.2. The Trustee shall record with the appropriate recording office in which any of the Trust Estate real property assets are located, a copy of this Trust Agreement and any amendment thereto.

         Section 6.3. The Trustee shall maintain a record of the names of all Club Members and cumulative number of points represented by Membership Agreements which have not expired or been suspended or terminated, and shall record all changes in ownership, suspension or termination.

         Section 6.4. The Trustee shall provide such consents and approvals necessary to secure continued use of amenities and accommodations by the Club Members.

         Section 6.5. The Trustee shall accept additional accommodations and amenities conveyed to the Trust which shall then be governed according to this Trust Declaration, provided that all new accommodations or amenities are conveyed to the Trust with good clear record and marketable title, subject only to (i) easements or restrictions which do not result in reverter of title and which do not adversely affect the use of the premises conveyed for resort accommodations or amenities; (ii) mortgages which contain a nondisturbance clause such that the use by Club Members shall not be disturbed in the event of foreclosure or sale; and (iii) real estate taxes or charges not yet due and payable on the date of conveyance. The acceptance of additional amenities or accommodations may be in addition to existing amenities and accommodations or in substitution of a particular amenity or accommodation. In case of the latter, the Trustee shall convey the inventory it holds to be substituted to the Settlor or order, at the same time that it accepts title to the Substitute Amenity or Substitute Accommodation, and the Annual Occupancy Point Value of the

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


Substitute Amenity or Substitute Accommodation shall be reasonably equivalent to the accommodation or amenity being transferred out of the Trust, and comparable in terms of size and quality. No amenity or accommodation may be substituted without the prior written approval of the Trustee.

         Section 6.6. The Trustee shall be authorized to execute and deliver on behalf of the Trust mortgages upon the following conditions: (i) all said mortgages shall contain a nondisturbance clause protecting the Club Member's rights to use the amenities or accommodations in the event of foreclosure or other disposition of the mortgages and (ii) such mortgages shall secure indebtedness incurred by the Settlor in connection with the acquisition of said real estate. Should any Lender require a lien on a portion of the accommodations to secure a loan arrangement for the financing of the receivables generated by Membership Agreements, the Trustee shall at Settlor's direction convey title to a certain number of accommodations sufficient at all times to service the cumulative points of the contracts being pledged to a separate trust established for the joint benefit of the Club Members whose Membership Agreements are being pledged and the lender providing financing based on those receivables.

         Section 6.7. The Trustee shall establish the budget and associated Member's fees and shall review financial reports generated by the Manager and shall, if appropriate, make recommendations to members regarding same. Trustee will collect sufficient funds to run the Club in a manner that is fair and equitable to the Members including funds for renovations and reserves as needed.

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


         Section 6.8. The Trustee shall enter into management contract(s) for the efficient management of the Club.

         Section 6.9. Except as set forth in Section 6.5 and Section 6.6 above, Trustee shall have no authority whatsoever to dispose of or encumber the accommodations or amenities which it holds.

         Section 6.10. The Trustee shall prepare, execute and deliver documentation necessary to convey the Trust Property to the Settlor in the event of revocation by the Settlor under the circumstances specified in Article X.

         Section 6.11. The Trustee shall defend any and all claims against the Trust.

         Section 6.12. The Trustee shall take any action to achieve the purposes of the Trust as set forth in Article III, or to comply with any applicable law, ordinance or regulation concerning the Trust Estate or any part thereof, including, but not limited to, modifying, restating or amending this Trust Agreement to comply with such laws, ordinances and regulations.

         Section 6.13. The Trustee shall employ counsel or accountants if needed by the Trustee to perform its duties hereunder.

                                   ARTICLE VII

                     LIMITATION ON THE POWERS OF THE TRUSTEE
                     ---------------------------------------

         Section 7.1. The Trustee shall not be empowered to sell, assign, pledge, lend, lease, convey, transfer, change or otherwise deal with or dispose of the Trust Property nor to incur liabilities on behalf of the Trust or the Trust Property nor borrow or in any



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



other manner raise sums of money except as specified in Article VI. The Trustee shall not at any time, on behalf of the Trust, any Members or the Settlor, enter into or engage in any business.


                                  ARTICLE VIII

                                   THE MANAGER
                                   -----------

         Section 8.1. The Manager is the Resort Club Fulfillment Corporation, a Delaware Corporation, or its successors or assigns.

         Section 8.2. The Manager hereby agrees on behalf of the Trust to coordinate the use of the Inventory forming a part of the Trust Property in the manner designed to benefit Club Members in accordance with the terms of the Membership Agreements. The Manager shall be responsible for the efficient administration of the Inventory for the Club Members and hereby agrees to promptly and efficiently perform all services required in connection therewith.

                                   ARTICLE IX

                       DUTIES AND COVENANTS OF THE MANAGER
                       -----------------------------------

         Section 9.1. The Manager by execution hereof accepts and assumes all of the responsibilities for providing services to all of the Club Members in accordance with the Membership Agreements. The Manager agrees that it will from this day forward provide all of the services which Club Members contracted for under the Membership Agreements in a satisfactory and efficient manner.

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


         Section 9.2. The Manager covenants to keep all of its documents and its books, accounts and records open to inspection by the Settlor and the Trustee at all reasonable times during the term of this Trust. The Manager shall, as soon as reasonably possible after the closing of each fiscal year, submit to the Settlor and the Trustee its report regarding the Trust Property for such year, together with corporate filings, corporate tax returns, financial statements and any other reports or filings requested by the Settlor or Trustee.

         Section 9.3. The Manager agrees to honor all existing contracts for amenities or recreational facilities entered into for the benefit of Club Members.

         Section 9.4. The Manager agrees to make timely payments of loan or lease payments related to all Trust Property and all real estate taxes, water and sewer charges and insurance premiums on the Inventory as assessed.

         Section 9.5. The Manager agrees to pay all costs related to all Trust Property, including real estate taxes, comprehensive fire, hazard and flood and liability insurance premiums providing coverage equal to full replacement value of all portions of the Trust Estate, until the termination of this Trust.

         Section 9.6. The Manager agrees to maintain, repair, and replace personal property appurtenant to the accommodations or amenities related to all Trust Property, which responsibility may be delegated by contract to a responsible unaffiliated sub-manager or management entity.

         Section 9.7. The Manager agrees not to engage in any sales activities of Memberships and agrees to refer all sales inquiries to the Settlor.

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


         Section 9.8. The Manager agrees to provide all management and reservation services and shall hire such employees, agents or independent contractors necessary to efficiently provide these services, which the Manager may also, by contract, delegate to a responsible unaffiliated sub-manager or managing entity.

         Section 9.9. Manager represents and warrants that there are no actions, suits, investigations or proceedings pending or threatened against or affecting it or any of its subsidiaries or affiliates or their property or assets by or before any court or other tribunal or any governmental or administrative authority or agency which if determined adversely would have a material adverse affect on the condition, financial or otherwise, of the Manager, its assets, or its ability to perform its covenants hereunder.

         Section 9.10. Manager will promptly notify Settlor and Trustee of any actions, suits, investigations or proceedings filed against the Manager by any Club Member or any other persons or entity, during the term of this Trust.

         Section 9.11. Manager may resign or be replaced in accordance with the Management Agreement between Trust and Manager, and any vacancy may be filed by agreement between the Settlor and the Trustee.

                                    ARTICLE X

         DURATION OF THE TRUST; TERMINATION; WITHDRAWAL OF TRUST ESTATE
         --------------------------------------------------------------

         Section 10.1. The Trust shall remain in full force and effect at a minimum until the date when all Club Memberships (as amended or supplemented or extended beyond the original term by a supplemental agreement) have expired.

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


         Section 10.2. The Trustee may withdraw an accommodation or amenity from the Trust with the written consent of Settlor and Manager, by executing and recording the appropriate conveyance document, and amending Exhibit "A" and recording the amendment at the appropriate recording office(s) under any one of the following conditions:

         (a) Membership Contracts having points equal to the Adjusted Annual Occupancy Point Value of the accommodation being withdrawn, having expired or been suspended or terminated by the Settlor, and the Settlor has selected the accommodation or amenity to be withdrawn and so notified Trustee; and Trustee has obtained the consent of Manager, which shall not be unreasonably withheld;

         (b) An accommodation has been destroyed, condemned, damaged or lost such that in the discretion of Manager and Trustee it is no longer suitable for use;

         (c) No portion of the Trust Estate may be withdrawn, except with the prior written consent of the Settlor, the Trustee and the Manager, expressed in form acceptable for recording in all recording offices and attached to and recorded together with a supplement to this Trust Agreement executed by the Trustee and amending said Exhibit "A" to describe the property being withdrawn.

                                   ARTICLE XI

                     RIGHTS AND RESPONSIBILITIES OF SETTLOR
                     --------------------------------------

         Section 11.1. Settlor shall have the right to continue to sell Memberships and shall notify Trustee and Manager in writing of all new Memberships at least once a week.

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


         Section 11.2. Settlor agrees to indemnify and hold harmless the Trust, the Trustee and the Manager from any and all claims and damages arising from the marketing of Memberships.

         Section 11.3. In accordance with delegation by the Trustee, Settlor shall have the right to examine or have audited the books and records of the Manager.

         Section 11.4. Settlor reserves the right to terminate this Trust as described in Article X hereof.

         Section 11.5. Settlor shall be entitled to exercise rights reserved by the Settlor as Developer of the Club, including the right to reacquire memberships after default and the right to rent unused inventory and collect rental payments therefrom.

         Section 11.6. Settlor reserves the right to receive notices of any claims or proceedings against the Manager by any Club Member.

         Section 11.7. Settlor reserves the right (i) to amend this Trust with the written joinder of the Manager that the Trustee, (ii) to substitute, amend, extend or supplement contracts for the provision of recreational facilities or amenities to Club Members provided that the substituted or amended contracts will benefit the Club Members, and (iii) to amend Exhibit "A" by adding additional accommodations to Exhibit "A".

                                   ARTICLE XII

                                     NOTICES
                                     -------

         Section 12.1 Every notice required under the provisions hereof or which

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


may be deemed to be necessary or desirable in connection with the administration of this Trust or which may be ordered in any judicial proceedings, shall be deemed sufficient and binding if given by overnight courier and first class postage prepaid, and addressed:

         To the Trustee at:                 Comet Management, L.L.C.
                                            2 Craig Road
                                            Vernon, NJ 07462

         To the Settlor at:                 Resort Club, Inc.
                                            P.O. Box 1307
                                            McAfee, New Jersey 07428
                                            Attention:

         To the Manager at:                 Resort Club Fulfillment Corporation
                                            P.O. Box 1307
                                            McAfee, NJ 07428
                                            Attention:

         or such other address as may be designated by the above parties in writing to the other parties.

                                  ARTICLE XIII

                       COPIES AND CERTIFICATES BY TRUSTEE
                       ----------------------------------

         Section 13.1. Any person, individual or corporation dealing with the Trust Property may accept a duplicate or copy of this Trust Agreement, or any part thereof or of any amendment thereto, duly acknowledged or certified by the Trustee before a Notary Public or Justice of the Peace, as a true copy hereof.

         Section 13.2. Any person dealing with the Trust Property or the Trustee may rely on a certificate signed by any individual appearing from instruments or certificates filed for record to be the Trustee as to

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the identity of the Trustee and Manager hereunder or as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Trustee or are in any other manner germane to the affairs of the Trust.

                                   ARTICLE XIV

                                    CAPTIONS
                                    --------

         The captions to the various Articles are used only as a matter of convenience and are not to be considered a part of said Articles or of this Trust Agreement and are not to be used in determining the intent of the parties to it.

                                   ARTICLE XV

                                   INVALIDITY
                                   ----------

         The invalidity of any provision of this Trust Agreement shall not be deemed to impair or affect in any manner the validity, enforceability or effect of the remainder of this Trust Agreement and, in such event, all of the other provisions of this Trust shall continue in full force and effect.

                                   ARTICLE XVI

                                  CONSTRUCTION
                                  ------------

         This Trust Agreement shall take effect as a sealed instrument, shall supersede all prior agreements, written or oral, between the parties and is a complete expression of the intent of the parties and is a complete expression of the intent of the parties hereto. All of the powers and provisions of this Trust Agreement shall take effect and be construed according to the laws of the State of New Jersey, to the extent that Federal law does not apply.

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


         Executed as a sealed instrument this 15th day of June, 1999.

                                     SETTLOR:  Resort Club, Inc.


                                     /s/Christina M. Riker
                                     -------------------------------------------
                                     By:



                                     TRUSTEE:


                                     /s/John Davey
                                     -------------------------------------------
                                     Comet Management, L.L.C. Trustee,
                                     and not individually



                                     MANAGER:  Resort Club Fulfillment
                                     Corporation

                                     /s/Christina M. Riker
                                     -------------------------------------------
                                     By:



State of New Jersey
         ----------
County of Sussex
          ------

         On this 15th day of June, 1999, before me personally appeared Christina
M. Riker, the President of Resort Club, Inc. and acknowledged that he/she executed the foregoing instrument for the purposes therein contained on behalf of the corporation.

                                     Edwina Sommerfield
                                     -------------------------------------------
                                     Notary Public
                                     My commission expires:


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


State of New Jersey
         ----------
County of Sussex
          ------

         On this 15th day of June, 1999, before me personally appeared John Davey, authorized signatory of Comet Management, L.L.C. and acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                     Katheryne D. White
                                     -------------------------------------------
                                     Notary Public
                                     My commission expires:



State of New Jersey
         ----------
County of Sussex
          ------

         On this 15th day of June, 1999, before me personally appeared Christina Riker, the President of the Resort Club Fulfillment Corporation and acknowledged that he/she executed the foregoing instrument for the purposes therein contained on behalf of the corporation.

                                     Edwina Sommerfield
                                     -------------------------------------------
                                     Notary Public
                                     My commission expires:

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